Exhibit 99.1

2nd Quarter 2008 Conference Call Friday August 8, 2008 Time/Date: 10:00 a.m. ET Phone:(800) 230-1074 (U.S.) (612) 332-0107 (Int’l) Passcode: 930051 Hertz Global Holdings, Inc.

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of August 8, 2008, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter results issued on August 7, 2008, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2007 Form 10-K and its Form 10-Q for the three months ended March 31, 2008. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

3 Today’s Agenda • Strategic Overview – Mark Frissora, Chairman and CEO • Operating and Financial Review – Elyse Douglas, Executive VP and CFO • 2008 Outlook – Mark Frissora, Chairman and CEO • Question & Answer Session

Non-GAAP Measures

• LTM	• Corporate Restricted Cash
• EBITDA	• Restricted Cash Associated with Fleet Debt
• Corporate EBITDA	• Levered After-Tax Cash Flow Before Fleet Growth
• Adjusted Pre-Tax Income	• Levered After-Tax Cash Flow After Fleet Growth
• Adjusted Net Income	• Car Rental Rate Revenue and Car Rental Rate Revenue Per Transaction Day
• Adjusted Diluted Earnings Per Share	• Equipment Rental and Rental Related Revenue
• Net Corporate Debt	
• Net Fleet Debt	

4

4 Non-GAAP Measures • LTM • EBITDA • Corporate EBITDA • Adjusted Pre-Tax Income • Adjusted Net Income • Adjusted Diluted Earnings Per Share • Net Corporate Debt • Net Fleet Debt The following non-GAAP measures will be used in the presentation: Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation • Corporate Restricted Cash • Restricted Cash Associated with Fleet Debt • Levered After-Tax Cash Flow Before Fleet Growth • Levered After-Tax Cash Flow After Fleet Growth • Car Rental Rate Revenue and Car Rental Rate Revenue Per Transaction Day • Equipment Rental and Rental Related Revenue

5 Overview • Challenging economic headwinds for industry – Weak GDP growth – Lower consumer confidence • Adjusted diluted EPS performance in line with Q2 2007 – Cash management – Strong cost control • Headcount <11%> since September 2006 • Further opportunities to improve efficiency • Our successes – Strong Levered After Tax Cash Flow After Fleet Growth: $305 Million – U.S. R-A-C Adjusted Pretax Margin: +100 bps year-over-year – Strong fleet management reduces U.S. fleet costs • <2.3%> depreciation per unit • <3.1%> average fleet, +70 bps in fleet efficiency

6 Q2 2008 Financial Results Better/ $ in millions, except per share calculations Q2 2008 Q2 2007 <Worse> Actual Actual vs. Q2 2007 Revenue $2,275.3 $2,175.7 4.6% GAAP Pre-Tax Income $93.0 $141.0 <34.0%> Net Income $51.2 $83.7 <38.8%> Diluted Earnings per Share $0.16 $0.26 <38.5%> Net Cash Provided by Operating Activities $708.3 $1,076.1 <34.2%> Non-GAAP Adjusted Pre-Tax Income $154.7 $157.2 <1.6%> Adjusted Net Income $96.4 $97.4 <1.0%> Adjusted Diluted EPS $0.30 $0.30 0.0% Corporate EBITDA $378.3 $371.1 1.9% Levered After-Tax Cash Flow After Fleet Growth Working Capital Days <42.8> <44.3> <1.5 days> $305.0 $46.1 $258.9

7 Worldwide Business Performance • Consolidated Revenue +4.6%1 • Worldwide R-A-C – Total Revenue: +5.2%2 • Transaction Days: +1.4% • Revenue Per Day: <1.9%> • Worldwide HERC – Total Revenue: +2.4%3 • Volume: <1.7%> • Pricing: <1.1%> Q208 vs. Q207 Worldwide Revenue by Segment HERC $443 20% R-A-C $1,830 80% $ in millions 1Consolidated Revenue: +4.2% in foreign currency benefit 2Worldwide R-A-C: +4.4% in foreign currency benefit 3Worldwide HERC: +3.4% in foreign currency benefit

8 Diversified Revenue Base • Increasing our international diversification – International operations: 37% of total consolidated revenue, +4.6 pps • +19.5%* revenue growth – Includes 13% foreign currency benefit • Worldwide R-A-C – International revenue: +18.6%* – Inbound revenue: +16.7%, 14% of US airport revenue – U.S. off-airport: $244.1 million, +1.9% transaction days – On-line bookings: +10% • Worldwide HERC – Hertz Plant Services and other product initiatives show steady growth – International revenue: +23.5%* • Strong growth in Canada • Quilovat acquisition (Q108) – Opened in China on July 1st 2008 *Numbers include impact of foreign exchange Total Revenue by Geography U.S. $1,433 63% Int'l $842 37% Q208 vs. Q207 $ in millions

U.S. Fleet Management

Other
34,016
10%
Compact
46,407
14%
Small
SUVs/Vans/
Crossovers
49,634
15%
Midsize
104,522
32%
Regular &
Large SUVs
41,966
13%
Full Size
54,155
16%

- International fleet is weighted more towards smaller vehicles.

9

9 U.S. Fleet Management • Disposal of Vehicles - Dealer direct and web-based channels now 33% of disposals • Faster sales & better payment terms • Estimate savings of $225 per vehicle on direct sales • Current Fleet Composition (by units) • 2009 Fleet Plan - Weighted towards fuel efficient, smaller vehicles - Fewer models and configuration • International fleet is weighted more towards smaller vehicles. Comp ac t 4 6,4 07 14 % M idsi ze 10 4, 52 2 32% Fu l l S iz e 5 4, 155 16 % Re g ul a r & Lar g e S UVs 4 1,9 6 6 13% S ma ll S UVs/ Vans/ C rosso ve r s 4 9, 6 34 15 % Ot he r 34 , 016 10%

10 Projected Cost Improvement Update • Increased target to $300 million in 2008 – on track – Hertz Improvement Process (HIP) – Store rationalization – Staff reductions in line with current business activity • Productivity +4.5% worldwide – Deferred non-essential capital spending – 3 additional outsourcing contracts • Projected cumulative 2008 savings - $490 million • Cost savings expectations: – On track for cumulative total savings target of $800 million in 2010

11 Hertz Innovations • Refueling Options – Fuel Service Charge – pump price and one time $6.99 fee. – Fuel Purchase Option – 15 cents below pump price • Positive customer/media feedback - “Hurray for Hertz” • Online Check-In Guarantee – Started July 1st – “On your way in 10 minutes or less” or $50 rental coupon • Less than 1% of total online check-ins have received coupons • Massive Advertising Surge in July – Promote more consumer friendly Hertz – Reach over 90% of target audience 10 times – 900 television spots and a major print ad campaign

12 R-A-C Rental Commentary* • Domestic Operating Environment – Transaction days: <2.2%> (airport <3.8%>; off-airport +1.9%) – RPD: <0.9%> (airport <0.7%>; off-airport <0.7%>) – Shift towards off airport and on-line leisure – Average rental length: +3.7% • International Operating Environment – Strong quarter – growth slowing in June – RPD: <5.1%> – Transaction days: +9.9% • Strong growth in Europe, Australia & Brazil – Average rental length: +2.1% *Metrics reflect year-over-year changes

13 RAC Fleet Efficiency & Residual Update • Worldwide fleet efficiency* +70 bps year-over-year – U.S. +70 bps – International +100 bps • Better Q2 residual value experience in U.S. than Manheim: – Hertz +98 bps vs. Manheim <5.8%> • Younger, more diverse fleet • Broadened sales channels • Selective on program/non-program vehicle purchases • Limited exposure to large size vehicle residuals • Increased non-program fleet component – U.S.: @ 65%, +3 pps year-over-year – International: @ 53%, +7 pps year-over-year * Fleet efficiency calculation: R-A-C: ((Annualized transaction days)/(Average fleet))/(365)

14 Worldwide HERC Commentary • Operating environment – Challenging economic environment expected to continue – Reducing exposure to construction related rental activity – Moderate worldwide pricing decline: <110 bps> – Fleet age +4 months to 31.9 months (27.9 months in Q207) – HERC Fleet efficiency* year-over-year: <2.6 pps> • Impacted by pricing decline ($ in millions) Q2 2008 Maintenance Capex $73 Growth Capex ($34) Foreign Exchange Impact $2 Net Capex** $41 **Before purchase accounting * Fleet efficiency calculation: HERC: (Annualized total HERC revenue less “equipment sales and other revenue”)/(Average acquisition cost of rental equipment operated)

15 Q2 2008 Consolidated Results • Net Income - $51.2 million vs. $83.7 million Diluted EPS - $0.16 vs. $0.26 Pretax Income - $93.0 million vs. $141.0 million – Restructuring and restructuring related expenses higher by $23.4 million – Deferred debt cost write-off of $7.7 million – In 2007 non-cash vacation accrual benefit of $19.6 million • Maintained non-GAAP Diluted EPS - $0.30 Q208 vs. Q207

16 Debt and Liquidity Highlights • Financial ratios well within covenant limits • Ample liquidity available: $4.5 billion – $2.2 billion fleet financing – $1.5 billion corporate credit facilities – $811 million cash • Interest Rate Sensitivity - ± 1% change – $23.4 million change in net income over 12 months • Total Debt at June 30, 2008: $12.7 billion – $4.8 billion Net Corporate Debt – $7.9 billion Net Fleet Debt

17 Financing Update • Completed multi-jurisdictional fleet financing - Europe & Australia – Car rental securitization – Proceeds used to reduce interim financing – Diversify investor base • 2 year U.S. ABS Conduit Financing – $600 million to $1 billion – Targeting August close – Borrowing spread +150bps vs. current VFNs – No monoline insurer wrap

Update on Taxes

	Q2 2008 Actual	FY 2008 Projected
Effective tax rate	38.8%	38.0%
Cash taxes (in millions)	$6.0	$60.0

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18 Update on Taxes • Second quarter GAAP effective income tax rate: 38.8% – Increased losses in certain non-U.S. jurisdictions that receive no tax benefit • Hertz not expecting to pay material U.S. cash federal income taxes before 2011 – Like Kind Exchange programs – Bonus depreciation will increase net operating losses in 2008 Q2 2008 FY 2008 Actual Projected 38.8% 38.0% $6.0 $60.0 Cash taxes (in millions) Effective tax rate

19 Levered After-Tax Cash Flow After Fleet Growth • Hertz continues to generate strong cash flow – Q2 2008 $305 million vs. Q2 2007 $46 million • Reduced fleet investment $541 • Working capital change <$210> • Other assets and liabilities change <$ 81> – LTM June 08 $456 million vs. LTM June 07 $911 million • Prior period benefits -Initial impact of working capital focus <$250> -Decrease in R-A-C net equity <$175> -Incremental fleet financing <$110> • Current period activities -Higher Corporate EBITDA $ 89 -Reduced HERC fleet investment $ 55 -Working capital change <$ 70>

20 2008 Full Year Guidance Update • Uncertain economic outlook – limited visibility • Revised revenue & profitability guidance • Affirmed Levered After-Tax Cash Flow After Fleet Growth ($s in millions, except per share) Expected range Total Revenue* $8,700 - $8,800 Corporate EBITDA $1,400 - $1,465 Adjusted Pre-Tax Income $550 - $600 Adjusted Net Income** $340 - $375 Adjusted Diluted EPS** $1.05 - $1.15 Levered After-Tax Cash Flow After Fleet Growth $550 - $650 *Expected revenue growth by segment Car rental: +1.5% to +2.5% HERC: <3.0%> to <4.0%> **Note: Normalized tax rate of 34% Assumes diluted share count of 325.5 million

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent
	June 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$2,275.3	$2,175.7	100.0%	100.0%

Expenses:
Direct operating	1,278.5	1,164.7	56.2%	53.5%
Depreciation of revenue earning equipment	529.9	496.1	23.3%	22.8%
Selling, general and administrative	168.0	182.4	7.4%	8.4%
Interest, net of interest income	205.9	191.5	9.0%	8.8%
Total expenses	2,182.3	2,034.7	95.9%	93.5%
Income before income taxes and minority interest	93.0	141.0	4.1%	6.5%
Provision for taxes on income	(36.1)	(52.5)	(1.6)%	(2.4)%
Minority interest	(5.7)	(4.8)	(0.2)%	(0.2)%
Net income	$51.2	$83.7	2.3%	3.9%

Weighted average number of shares outstanding:
Basic	322.7	320.9
Diluted	322.7	327.6

Earnings per share:
Basic	$0.16	$0.26
Diluted	$0.16	$0.26

	Six Months Ended		As a Percent
	June 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$4,314.4	$4,097.2	100.0%	100.0%

Expenses:
Direct operating	2,450.1	2,279.0	56.8%	55.6%
Depreciation of revenue earning equipment	1,063.7	963.9	24.6%	23.5%
Selling, general and administrative	361.4	382.8	8.4%	9.4%
Interest, net of interest income	402.1	421.1	9.3%	10.3%
Total expenses	4,277.3	4,046.8	99.1%	98.8%
Income before income taxes and minority interest	37.1	50.4	0.9%	1.2%
Provision for taxes on income	(33.1)	(20.4)	(0.8)%	(0.5)%
Minority interest	(10.5)	(8.9)	(0.2)%	(0.2)%
Net income (loss)	$(6.5)	$21.1	(0.1)%	0.5%

Weighted average number of shares outstanding:
Basic	322.5	320.8
Diluted	322.5	324.1

Earnings (loss) per share:
Basic	$(0.02)	$0.07
Diluted	$(0.02)	$0.07

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,275.3	$—		$2,275.3	$2,175.7	$—		$2,175.7

Expenses:
Direct operating	1,278.5	(47.7	)(a)	1,230.8	1,164.7	(14.0	)(a)	1,150.7
Depreciation of revenue earning equipment	529.9	(4.6	)(b)	525.3	496.1	(4.2	)(b)	491.9
Selling, general and administrative	168.0	12.3	(c)	180.3	182.4	6.1	(c)	188.5
Interest, net of interest income	205.9	(21.7	)(d)	184.2	191.5	(4.1	)(d)	187.4
Total expenses	2,182.3	(61.7)		2,120.6	2,034.7	(16.2)		2,018.5
Income before income taxes and minority interest	93.0	61.7		154.7	141.0	16.2		157.2
Provision for taxes on income	(36.1)	(16.5	)(e)	(52.6)	(52.5)	(2.5	)(e)	(55.0)
Minority interest	(5.7)	—		(5.7)	(4.8)	—		(4.8)
Net income	$51.2	$45.2		$96.4	$83.7	$13.7		$97.4

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$4,314.4	$—		$4,314.4	$4,097.2	$—		$4,097.2

Expenses:
Direct operating	2,450.1	(80.1	)(a)	2,370.0	2,279.0	(45.5	)(a)	2,233.5
Depreciation of revenue earning equipment	1,063.7	(9.6	)(b)	1,054.1	963.9	(8.5	)(b)	955.4
Selling, general and administrative	361.4	(8.7	)(c)	352.7	382.8	(16.4	)(c)	366.4
Interest, net of interest income	402.1	(36.2	)(d)	365.9	421.1	(52.5	)(d)	368.6
Total expenses	4,277.3	(134.6)		4,142.7	4,046.8	(122.9)		3,923.9
Income before income taxes and minority interest	37.1	134.6		171.7	50.4	122.9		173.3
Provision for taxes on income	(33.1)	(25.3	)(e)	(58.4)	(20.4)	(40.3	)(e)	(60.7)
Minority interest	(10.5)	—		(10.5)	(8.9)	—		(8.9)
Net income (loss)	$(6.5)	$109.3		$102.8	$21.1	$82.6		$103.7

(a)     Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended June 30, 2008 and 2007, also includes restructuring and restructuring related charges of $28.8 million and $12.0 million, respectively.  For the six months ended June 30, 2008 and 2007, also includes restructuring and restructuring related charges of $38.5 million and $24.9 million, respectively.  For the three months ended June 30, 2008 and 2007, also includes vacation accrual adjustments of $(0.7) million and $(16.1) million, respectively.   For the six months ended June 30, 2008 and 2007, also includes vacation accrual adjustments of $2.4 million and $(16.1) million, respectively.

(b)     Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)     For the three months ended June 30, 2008 and 2007, also includes restructuring and restructuring related charges of $11.3 million and $4.7 million, respectively.  For the six months ended June 30, 2008 and 2007, also includes restructuring and related charges of $24.7 million and $24.4 million, respectively.  For the three and six months ended June 30, 2008 and 2007, also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in Table 5.

(d)     Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three and six months ended June 30, 2008, also includes $2.7 million and $5.0 million, respectively, associated with the ineffectiveness of our interest rate swaps.  For the three months ended June 30, 2007, also includes $12.8 million associated with the reversal of the ineffectiveness of our interest rate swaps originally recorded in the three months ended March 31, 2007 and for the six months ended June 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.  Total adjusted interest, net of interest income, for the three and six months ended June 30, 2008, consists of net corporate cash interest of $65.8 million and $130.3 million, respectively,  and net fleet interest of $118.4 million and $235.6 million, respectively, and for the three and six months ended June 30, 2007, net corporate interest of $68.6 million and $142.6 million, respectively, and net fleet interest of $118.8 million and $226.0 million, respectively.

(e)     Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2008 and 35% for 2007).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Car rental	$1,830.2	$1,740.3	$3,456.3	$3,270.0
Equipment rental	443.3	433.0	854.3	822.9
Other reconciling items	1.8	2.4	3.8	4.3
	$2,275.3	$2,175.7	$4,314.4	$4,097.2

Depreciation of property and equipment:
Car rental	$34.2	$33.8	$64.6	$68.0
Equipment rental	10.4	9.9	21.1	19.8
Other reconciling items	1.4	1.6	3.1	3.2
	$46.0	$45.3	$88.8	$91.0

Amortization of other intangible assets:
Car rental	$8.7	$7.3	$17.0	$14.6
Equipment rental	8.1	8.1	16.2	16.2
	$16.8	$15.4	$33.2	$30.8

Income (loss) before income taxes and minority interest:
Car rental	$129.4	$145.5	$123.6	$128.7
Equipment rental	52.2	83.8	91.6	129.8
Other reconciling items	(88.6)	(88.3)	(178.1)	(208.1)
	$93.0	$141.0	$37.1	$50.4

Corporate EBITDA (a) (b):
Car rental	$180.8	$177.6	$246.2	$251.0
Equipment rental	197.7	202.0	378.8	376.4
Other reconciling items	(0.2)	(8.5)	(21.5)	(18.6)
	$378.3	$371.1	$603.5	$608.8

Adjusted pre-tax income (loss) (a) (b):
Car rental	$149.4	$142.9	$188.7	$179.8
Equipment rental	85.5	96.7	144.8	162.3
Other reconciling items	(80.2)	(82.4)	(161.8)	(168.8)
	$154.7	$157.2	$171.7	$173.3

Adjusted net income (loss) (a) (b):
Car rental	$98.6	$92.9	$124.5	$116.9
Equipment rental	56.4	62.9	95.6	105.5
Other reconciling items	(58.6)	(58.4)	(117.3)	(118.7)
	$96.4	$97.4	$102.8	$103.7

Pro forma diluted number of shares outstanding (a)	325.5	324.8	325.5	324.8

Adjusted diluted earnings per share (a)	$0.30	$0.30	$0.32	$0.32

(a)        Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)        In 2008, the Company has reclassified its 2007 realized and unrealized gains/losses on derivatives from “other reconciling items” to “car rental.”  See Tables 5 through 7.

Note:   “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 through 7.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Six	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of June 30,	prior year	of June 30,	prior year
	2008	period	2008	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,460	(2.4)%	14,025	(2.0)%
Domestic	5,416	(5.7)%	10,316	(4.6)%
International	2,044	7.7%	3,709	6.2%

Worldwide transaction days (in thousands)	33,279	1.4%	63,517	2.9%
Domestic	22,477	(2.2)%	43,740	(0.2)%
International	10,802	9.9%	19,777	10.5%

Worldwide rental rate revenue per transaction day (a)	$44.94	(1.9)%	$44.94	(2.3)%
Domestic	$42.10	(0.9)%	$42.58	(1.9)%
International (b)	$50.85	(5.1)%	$50.15	(4.1)%

Worldwide average number of company-operated cars during period	474,900	0.5%	456,200	1.8%
Domestic	316,000	(3.1)%	310,200	(1.3)%
International	158,900	8.5%	146,000	9.2%

Worldwide revenue earning equipment, net (in millions)	$9,498.3	3.0%	$9,498.3	3.0%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$387.4	(1.5)%	$755.0	0.1%
Same store revenue growth, including initiatives (a) (b)	-1.1%	N/M	-0.8%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,476.7	8.3%	$3,478.8	10.2%
Revenue earning equipment, net (in millions)	$2,601.8	1.0%	$2,601.8	1.0%

Other Financial Data (in millions)

Cash flows provided by operating activities	$708.3	(34.2)%	$1,836.5	(16.5)%
Levered after-tax cash flow before fleet growth (a)	74.9	(79.0)%	395.7	(50.3)%
Levered after-tax cash flow after fleet growth (a)	305.0	561.6%	72.3	(57.2)%
EBITDA (a)	885.9	0.2%	1,614.4	4.3%
Corporate EBITDA (a)	378.3	1.9%	603.5	(0.9)%

	June 30,	December 31,
	2008	2007
Selected Balance Sheet Data (in millions)
Cash and equivalents	$811.4	$730.2
Total revenue earning equipment, net	12,100.1	10,307.9
Total assets	20,690.9	19,255.7
Total debt	12,693.8	11,960.1
Net corporate debt (a)	3,912.4	3,984.7
Net fleet debt (a)	7,808.6	6,584.2
Stockholders’ equity	2,975.8	2,913.4

(a)     Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)     Based on 12/31/07 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,830.2	$443.3	$1.8	$2,275.3	$1,740.3	$433.0	$2.4	$2,175.7
Expenses:
Direct operating and selling, general and administrative	1,145.5	281.4	19.6	1,446.5	1,080.1	245.4	21.6	1,347.1
Depreciation of revenue earning equipment	448.2	81.7	—	529.9	426.9	69.2	—	496.1
Interest, net of interest income	107.1	28.0	70.8	205.9	87.8	34.6	69.1	191.5
Total expenses	1,700.8	391.1	90.4	2,182.3	1,594.8	349.2	90.7	2,034.7
Income (loss) before income taxes and minority interest	129.4	52.2	(88.6)	93.0	145.5	83.8	(88.3)	141.0
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.3	9.0	0.5	19.8	9.1	8.7	0.5	18.3
Depreciation of revenue earning equipment	—	4.6	—	4.6	(0.8)	5.1	—	4.3
Non-cash debt charges (b)	15.8	2.7	3.2	21.7	(1.5)	2.7	2.9	4.1
Restructuring charges (c)	12.5	16.7	3.5	32.7	14.7	1.2	0.8	16.7
Restructuring related charges (c)	5.7	0.5	1.2	7.4	—	—	—	—
Vacation accrual adjustment (c)	(0.5)	(0.2)	—	(0.7)	(13.9)	(4.8)	(0.9)	(19.6)
Unrealized gain on derivative (d)	(9.0)	—	—	(9.0)	(10.2)	—	—	(10.2)
Realized gain on derivative (d)	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs (d)	—	—	—	—	—	—	2.0	2.0
Management transition costs (d)	—	—	—	—	—	—	0.6	0.6
Adjusted pre-tax income (loss)	149.4	85.5	(80.2)	154.7	142.9	96.7	(82.4)	157.2
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(50.8)	(29.1)	27.3	(52.6)	(50.0)	(33.8)	28.8	(55.0)
Minority interest	—	—	(5.7)	(5.7)	—	—	(4.8)	(4.8)
Adjusted net income (loss)	$98.6	$56.4	$(58.6)	$96.4	$92.9	$62.9	$(58.4)	$97.4

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.30				$0.30

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$3,456.3	$854.3	$3.8	$4,314.4	$3,270.0	$822.9	$4.3	$4,097.2
Expenses:
Direct operating and selling, general and administrative	2,237.6	533.0	40.9	2,811.5	2,125.3	482.4	54.1	2,661.8
Depreciation of revenue earning equipment	895.5	168.2	—	1,063.7	822.8	141.1	—	963.9
Interest, net of interest income	199.6	61.5	141.0	402.1	193.2	69.6	158.3	421.1
Total expenses	3,332.7	762.7	181.9	4,277.3	3,141.3	693.1	212.4	4,046.8
Income (loss) before income taxes and minority interest	123.6	91.6	(178.1)	37.1	128.7	129.8	(208.1)	50.4
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	20.7	17.9	1.0	39.6	18.7	17.5	0.9	37.1
Depreciation of revenue earning equipment	(0.1)	9.7	—	9.6	(2.7)	11.3	—	8.6
Non-cash debt charges (b)	24.4	5.4	6.4	36.2	24.8	5.5	22.2	52.5
Restructuring charges (c)	28.3	18.4	5.6	52.3	34.4	3.0	11.9	49.3
Restructuring related charges (c)	7.8	1.2	1.9	10.9	—	—	—	—
Vacation accrual adjustment (c)	1.8	0.6	0.1	2.5	(13.9)	(4.8)	(0.9)	(19.6)
Unrealized gain on derivative (d)	(3.0)	—	—	(3.0)	(10.2)	—	—	(10.2)
Realized gain on derivative (d)	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs (d)	—	—	—	—	—	—	2.0	2.0
Management transition costs (d)	—	—	1.3	1.3	—	—	3.2	3.2
Adjusted pre-tax income (loss)	188.7	144.8	(161.8)	171.7	179.8	162.3	(168.8)	173.3
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(64.2)	(49.2)	55.0	(58.4)	(62.9)	(56.8)	59.0	(60.7)
Minority interest	—	—	(10.5)	(10.5)	—	—	(8.9)	(8.9)
Adjusted net income (loss)	$124.5	$95.6	$(117.3)	$102.8	$116.9	$105.5	$(118.7)	$103.7

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.32				$0.32

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three and six months ended June 30, 2008, also includes $2.7 million and $5.0 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three months ended June 30, 2007, also includes $12.8 million associated with the reversal of the ineffectiveness of our interest rate swaps originally recorded in the three months ended March 31, 2007 and for the six months ended June 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$129.4	$52.2	$(88.6)	$93.0	$145.5	$83.8	$(88.3)	$141.0
Depreciation and amortization	491.1	100.2	1.4	592.7	468.0	87.2	1.6	556.8
Interest, net of interest income	107.1	28.0	70.8	205.9	87.8	34.6	69.1	191.5
Minority interest	—	—	(5.7)	(5.7)	—	—	(4.8)	(4.8)
EBITDA	727.6	180.4	(22.1)	885.9	701.3	205.6	(22.4)	884.5
Adjustments:
Car rental fleet interest	(108.3)	—	—	(108.3)	(85.4)	—	—	(85.4)
Car rental fleet depreciation	(448.2)	—	—	(448.2)	(426.9)	—	—	(426.9)
Non-cash expenses and charges (a)	6.8	0.3	17.2	24.3	(12.2)	—	11.4	(0.8)
Extraordinary, unusual or non-recurring gains and losses (b)	2.9	17.0	4.7	24.6	0.8	(3.6)	2.5	(0.3)
Corporate EBITDA	$180.8	$197.7	$(0.2)	378.3	$177.6	$202.0	$(8.5)	371.1
Equipment rental maintenance capital expenditures, net				(73.4)				(61.6)
Non-fleet capital expenditures, net				(47.0)				(52.9)
Changes in working capital				(17.8)				192.0
Changes in other assets and liabilities				(70.1)				10.7
Unlevered pre-tax cash flow (c)				170.0				459.3
Corporate net cash interest				(89.1)				(97.8)
Corporate cash taxes				(6.0)				(4.6)
Levered after-tax cash flow before fleet growth (c)				74.9				356.9
Equipment rental fleet growth capital expenditures				34.2				(162.5)
Car rental net fleet equity requirement				195.9				(148.3)
Levered after-tax cash flow after fleet growth (c)				$305.0				$46.1

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other			Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$123.6	$91.6	$(178.1)	$37.1	$128.7	$129.8	$(208.1)	$50.4
Depreciation and amortization	977.1	205.5	3.1	1,185.7	905.4	177.1	3.2	1,085.7
Interest, net of interest income	199.6	61.5	141.0	402.1	193.2	69.6	158.3	421.1
Minority interest	—	—	(10.5)	(10.5)	—	—	(8.9)	(8.9)
EBITDA	1,300.3	358.6	(44.5)	1,614.4	1,227.3	376.5	(55.5)	1,548.3
Adjustments:
Car rental fleet interest	(202.3)	—	—	(202.3)	(188.2)	—	—	(188.2)
Car rental fleet depreciation	(895.5)	—	—	(895.5)	(822.8)	—	—	(822.8)
Non-cash expenses and charges (a)	20.6	—	14.1	34.7	14.2	1.7	20.7	36.6
Extraordinary, unusual or non-recurring gains and losses (b)	23.1	20.2	8.9	52.2	20.5	(1.8)	16.2	34.9
Corporate EBITDA	$246.2	$378.8	$(21.5)	603.5	$251.0	$376.4	$(18.6)	608.8
Equipment rental maintenance capital expenditures, net				(151.5)				(124.2)
Non-fleet capital expenditures, net				(94.3)				(84.2)
Changes in working capital				331.3				638.0
Changes in other assets and liabilities				(95.2)				(33.5)
Unlevered pre-tax cash flow (c)				593.8				1,004.9
Corporate net cash interest				(183.2)				(200.7)
Corporate cash taxes				(14.9)				(7.8)
Levered after-tax cash flow before fleet growth (c)				395.7				796.4
Equipment rental fleet growth capital expenditures				86.6				(154.8)
Car rental net fleet equity requirement				(410.0)				(472.6)
Levered after-tax cash flow after fleet growth (c)				$72.3				$169.0

Table 6 (pg. 2)

(a)               As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$15.4	$—	$—	$15.4	$(2.0)	$—	$—	$(2.0)
Non-cash stock-based employee compensation charges	—	—	7.5	7.5	—	—	7.7	7.7
Non-cash charges for workers’ compensation	0.4	0.3	—	0.7	—	—	—	—
Non-cash charges for pension	—	—	4.5	4.5	—	—	0.4	0.4
Non-cash charges for public liability and property damage	—	—	5.2	5.2	—	—	3.3	3.3
Unrealized gain on derivative	(9.0)	—	—	(9.0)	(10.2)	—	—	(10.2)
Total non-cash expenses and charges	$6.8	$0.3	$17.2	$24.3	$(12.2)	$—	$11.4	$(0.8)

NON-CASH EXPENSES AND CHARGES

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$23.6	$—	$—	$23.6	$23.7	$—	$—	$23.7
Non-cash stock-based employee compensation charges	—	—	13.5	13.5	—	—	13.8	13.8
Non-cash charges for workers’ compensation	—	—	—	—	0.4	1.7	0.1	2.2
Non-cash charges for pension	—	—	0.6	0.6	—	—	1.7	1.7
Non-cash charges for public liability and property damage	—	—	—	—	—	—	5.1	5.1
Unrealized gain on derivative	(3.0)	—	—	(3.0)	(9.9)	—	—	(9.9)
Total non-cash expenses and charges	$20.6	$—	$14.1	$34.7	$14.2	$1.7	$20.7	$36.6

(b)     As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$12.5	$16.7	$3.5	$32.7	$14.7	$1.2	$0.8	$16.7
Restructuring related charges	5.7	0.5	1.2	7.4	—	—	—	—
Vacation accrual adjustment	(0.5)	(0.2)	—	(0.7)	(13.9)	(4.8)	(0.9)	(19.6)
Realized gain on derivative	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs	—	—	—	—	—	—	2.0	2.0
Management transition costs	—	—	—	—	—	—	0.6	0.6
Total extraordinary, unusual or non-recurring items	$2.9	$17.0	$4.7	$24.6	$0.8	$(3.6)	$2.5	$(0.3)

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$28.3	$18.4	$5.6	$52.3	$34.4	$3.0	$11.9	$49.3
Restructuring related charges	7.8	1.2	1.9	10.9	—	—	—	—
Vacation accrual adjustment	1.8	0.6	0.1	2.5	(13.9)	(4.8)	(0.9)	(19.6)
Realized gain on derivative	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs	—	—	—	—	—	—	2.0	2.0
Management transition costs	—	—	1.3	1.3	—	—	3.2	3.2
Total extraordinary, unusual or non-recurring items	$23.1	$20.2	$8.9	$52.2	$20.5	$(1.8)	$16.2	$34.9

(c)     Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$149.4	$85.5	$(80.2)	$154.7	$142.9	$96.7	$(82.4)	$157.2
Depreciation of property and equipment	34.2	10.4	1.4	46.0	33.8	9.9	1.6	45.3
Amortization of other intangible assets	8.7	8.1	—	16.8	7.3	8.1	—	15.4
Equipment rental fleet depreciation	—	81.7	—	81.7	—	69.2	—	69.2
Interest, net of interest income	107.1	28.0	70.8	205.9	87.8	34.6	69.1	191.5
Car rental fleet interest	(108.3)	—	—	(108.3)	(85.4)	—	—	(85.4)
Non-cash debt charges	(15.8)	(2.7)	(3.2)	(21.7)	1.5	(2.7)	(2.9)	(4.1)
Non-cash amortization of debt costs included in car rental fleet interest	15.4	—	—	15.4	(2.0)	—	—	(2.0)
Purchase accounting	(10.3)	(13.6)	(0.5)	(24.4)	(8.3)	(13.8)	(0.5)	(22.6)
Non-cash stock-based employee compensation charges	—	—	7.5	7.5	—	—	7.7	7.7
Non-cash charges for workers’ compensation	0.4	0.3	—	0.7	—	—	—	—
Non-cash charges for pension	—	—	4.5	4.5	—	—	0.4	0.4
Non-cash charges for public liability and property damage	—	—	5.2	5.2	—	—	3.3	3.3
Minority interest	—	—	(5.7)	(5.7)	—	—	(4.8)	(4.8)
Corporate EBITDA (a)	$180.8	$197.7	$(0.2)	$378.3	$177.6	$202.0	$(8.5)	$371.1

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$188.7	$144.8	$(161.8)	$171.7	$179.8	$162.3	$(168.8)	$173.3
Depreciation of property and equipment	64.6	21.1	3.1	88.8	68.0	19.8	3.2	91.0
Amortization of other intangible assets	17.0	16.2	—	33.2	14.6	16.2	—	30.8
Equipment rental fleet depreciation	—	168.2	—	168.2	—	141.1	—	141.1
Interest, net of interest income	199.6	61.5	141.0	402.1	193.2	69.6	158.3	421.1
Car rental fleet interest	(202.3)	—	—	(202.3)	(188.2)	—	—	(188.2)
Non-cash debt charges	(24.4)	(5.4)	(6.4)	(36.2)	(24.8)	(5.5)	(22.2)	(52.5)
Non-cash amortization of debt costs included in car rental fleet interest	23.6	—	—	23.6	23.7	—	—	23.7
Purchase accounting	(20.6)	(27.6)	(1.0)	(49.2)	(16.0)	(28.8)	(0.9)	(45.7)
Non-cash stock-based employee compensation charges	—	—	13.5	13.5	—	—	13.8	13.8
Non-cash charges for workers’ compensation	—	—	—	—	0.4	1.7	0.1	2.2
Non-cash charges for pension	—	—	0.6	0.6	—	—	1.7	1.7
Non-cash charges for public liability and property damage	—	—	—	—	—	—	5.1	5.1
Unrealized loss on derivative	—	—	—	—	0.3	—	—	0.3
Minority interest	—	—	(10.5)	(10.5)	—	—	(8.9)	(8.9)
Corporate EBITDA (a)	$246.2	$378.8	$(21.5)	$603.5	$251.0	$376.4	$(18.6)	$608.8

(a)     Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net cash provided by operating activities	$708.3	$1,076.1	$1,836.5	$2,199.5
Amortization of debt and debt modification costs	(19.0)	(16.8)	(31.2)	(52.4)
Provision for losses on doubtful accounts	(7.3)	(3.4)	(13.3)	(6.3)
Unrealized gain on derivative	9.0	10.2	3.0	9.9
Gain on sale of property and equipment	2.2	1.6	7.6	3.0
Gain (loss) on ineffectiveness of interest rate swaps	(2.7)	12.8	(5.0)	—
Stock-based employee compensation charges	(7.5)	(7.7)	(13.5)	(13.8)
Asset writedowns	(10.6)	—	(10.6)	—
Minority interest	(5.7)	(4.8)	(10.5)	(8.9)
Deferred income taxes	(33.6)	(40.1)	(20.8)	(15.9)
Provision for taxes on income	36.1	52.5	33.1	20.4
Interest, net of interest income	205.9	191.5	402.1	421.1
Net changes in assets and liabilities	10.8	(387.4)	(563.0)	(1,008.3)
EBITDA	$885.9	$884.5	$1,614.4	$1,548.3

NET CORPORATE DEBT AND NET FLEET DEBT

	June 30,	December 31,	June 30,
	2008	2007	2007

Corporate Debt
Debt, less:	$12,693.8	$11,960.1	$12,452.5
U.S Fleet Debt and Pre-Acquisition Notes	4,698.0	4,603.5	5,198.2
International Fleet Debt	2,338.4	1,912.4	1,937.4
U.K. Leveraged Financing	311.1	222.7	—
Fleet Financing Facility	158.1	170.4	178.1
Canadian Fleet Financing Facility	245.0	155.4	223.4
Other International Facilities	116.4	92.9	81.6
Fleet Debt	$7,867.0	$7,157.3	$7,618.7
Corporate Debt	$4,826.8	$4,802.8	$4,833.8

Corporate Restricted Cash
Restricted Cash, less:	$161.4	$661.0	$212.2
Restricted Cash Associated with Fleet Debt	(58.4)	(573.1)	(148.3)
Corporate Restricted Cash	$103.0	$87.9	$63.9

Net Corporate Debt
Corporate Debt, less:	$4,826.8	$4,802.8	$4,833.8
Cash and Equivalents	(811.4)	(730.2)	(401.6)
Corporate Restricted Cash	(103.0)	(87.9)	(63.9)
Net Corporate Debt	$3,912.4	$3,984.7	$4,368.3

Net Fleet Debt
Fleet Debt, less:	$7,867.0	$7,157.3	$7,618.7
Restricted Cash Associated with Fleet Debt	(58.4)	(573.1)	(148.3)
Net Fleet Debt	$7,808.6	$6,584.2	$7,470.4

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Car rental revenue per statement of operations (b)	$1,795.8	$1,711.7	$3,393.8	$3,216.8
Non-rental rate revenue (c)	(270.7)	(253.5)	(499.0)	(471.0)
Foreign currency adjustment	(29.6)	45.7	(40.4)	92.7
Rental rate revenue	$1,495.5	$1,503.9	$2,854.4	$2,838.5
Transactions days (in thousands)	33,279	32,817	63,517	61,729
Rental rate revenue per transaction day (in whole dollars)	$44.94	$45.83	$44.94	$45.98

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Equipment rental revenue per statement of operations	$443.1	$432.8	$853.9	$822.6
Equipment sales and other revenue	(50.9)	(49.5)	(92.6)	(91.3)
Foreign currency adjustment	(4.8)	9.9	(6.3)	23.0
Rental and rental related revenue	$387.4	$393.2	$755.0	$754.3

(a)               Based on 12/31/07 foreign exchange rates.

(b)              Includes U.S. off-airport revenues of $244.1 million and $238.4 million for the three months ended June 30, 2008 and 2007, respectively, and $476.5 million and $456.4 million for the six months ended June 30, 2008 and 2007, respectively.

(c)               Consists of domestic revenues of $182.9 million and $171.8 million and international revenues of $87.8 million and $81.7 million for the three months ended June 30, 2008 and 2007, respectively, and domestic revenues of $343.0 million and $324.4 million and international revenues of $156.0 million and $146.6 million for the six months ended June 30, 2008 and 2007, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	C-B+A	A	B	C
	Last Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2008	2008	2007	2007

Income before income taxes and minority interest	$373.5	$37.1	$50.4	$386.8
Depreciation and amortization	2,343.1	1,185.7	1,085.7	2,243.1
Interest, net of interest income	856.4	402.1	421.1	875.4
Minority interest	(21.3)	(10.5)	(8.9)	(19.7)
EBITDA	3,551.7	1,614.4	1,548.3	3,485.6
Adjustments:
Car rental fleet interest	(441.9)	(202.3)	(188.2)	(427.8)
Car rental fleet depreciation	(1,768.1)	(895.5)	(822.8)	(1,695.4)
Non-cash expenses and charges	100.3	34.7	36.6	102.2
Non-cash expenses and charges to arrive at LTM (a)	4.7	—	—	—
Extraordinary, unusual or non-recurring gains and losses	94.2	52.2	34.9	76.9
Corporate EBITDA	1,540.9	603.5	608.8	1,541.5
Equipment rental maintenance capital expenditures, net	(300.1)	(151.5)	(124.2)	(272.8)
Non-fleet capital expenditures, net	(164.7)	(94.3)	(84.2)	(154.6)
Changes in working capital (b)	(73.3)	331.3	638.0	233.4
Changes in other assets and liabilities (b)	(139.0)	(95.2)	(33.5)	(77.3)
Changes in other assets and liabilities to arrive at LTM (a)	(4.7)	—	—	—
Unlevered pre-tax cash flow (c)	859.1	593.8	1,004.9	1,270.2
Corporate net cash interest	(382.1)	(183.2)	(200.7)	(399.6)
Corporate cash taxes	(35.4)	(14.9)	(7.8)	(28.3)
Levered after-tax cash flow before fleet growth (c)	441.6	395.7	796.4	842.3
Equipment rental fleet growth capital expenditures	(40.4)	86.6	(154.8)	(281.8)
Car rental net fleet equity requirement	54.7	(410.0)	(472.6)	(7.9)
Levered after-tax cash flow after fleet growth (c)	$455.9	$72.3	$169.0	$552.6

Table 9 (pg. 2)

	C-B+A	A	B	C
	Last Twelve	Six	Six		Three
	Months Ended	Months Ended	Months Ended	Year Ended	Months Ended
	June 30,	June 30,	June 30,	December 31,	December 31,
	2007	2007	2006	2006	2006

Income (loss) before income taxes and minority interest	$257.0	$50.4	$(6.0)	$200.6	$42.7
Depreciation and amortization	2,128.0	1,085.7	973.8	2,016.1	510.4
Interest, net of interest income	898.9	421.1	422.9	900.7	228.1
Minority interest	(18.3)	(8.9)	(7.3)	(16.7)	(4.4)
EBITDA	3,265.6	1,548.3	1,383.4	3,100.7	776.8
Adjustments:
Car rental fleet interest	(391.9)	(188.2)	(196.3)	(400.0)	(95.9)
Car rental fleet depreciation	(1,585.8)	(822.8)	(716.6)	(1,479.6)	(369.5)
Non-cash expenses and charges	102.3	36.6	64.9	130.6	29.0
Non-cash expenses and charges to arrive at LTM (a)	(3.5)	—	—	—	—
Extraordinary, unusual or non-recurring gains and losses	64.1	34.9	(5.4)	23.8	25.0
Sponsors’ fees	1.5	—	1.7	3.2	0.7
Corporate EBITDA	1,452.3	608.8	531.7	1,378.7	366.1
Equipment rental maintenance capital expenditures, net	(251.5)	(124.2)	(109.2)	(236.5)	(63.2)
Non-fleet capital expenditures, net	(148.1)	(84.2)	(111.4)	(175.3)	(33.6)
Changes in working capital	246.8	638.0	406.5	15.3	100.6
Changes in other assets and liabilities	(139.2)	(33.5)	18.3	(87.4)	(94.7)
Changes in other assets and liabilities to arrive at LTM (a)	3.5	—	—	—	—
Unlevered pre-tax cash flow (c)	1,163.8	1,004.9	735.9	894.8	275.2
Corporate net cash interest	(418.7)	(200.7)	(212.3)	(430.3)	(107.6)
Corporate cash taxes	(29.4)	(7.8)	(12.0)	(33.6)	(17.1)
Levered after-tax cash flow before fleet growth (c)	715.7	796.4	511.6	430.9	150.5
Equipment rental fleet growth capital expenditures	(144.1)	(154.8)	(403.6)	(392.9)	74.5
Car rental net fleet equity requirement	339.7	(472.6)	(566.1)	246.2	163.3
Levered after-tax cash flow after fleet growth (c)	$911.3	$169.0	$(458.1)	$284.2	$388.3

(a)               Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.  The offsetting adjustment goes into the “changes in other assets and liabilities” line.

(b)              In 2008, the Company has reclassified its December 31, 2007 interest rate swap liability from “changes in working capital” to “changes in other assets and liabilities.”  All prior period interest rate swap balances were assets and already included within “changes in other assets and liabilities.”

(c)               Amounts include the effect of fluctuations in foreign currency.

Non-GAAP Measures: Definitions and Use/Importance

On December 21, 2005 (“Closing Date”) an indirect, wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”) acquired all of The Hertz Corporation’s (“Hertz”) common stock from Ford Holdings LLC (“Ford Holdings”) pursuant to a Stock Purchase Agreement, dated as of September 12, 2005, among Ford Motor Company (“Ford”), Ford Holdings and Hertz Holdings (previously known as CCMG Holdings, Inc.). As a result of this transaction, investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity (collectively, the “Sponsors”), owned all of the common stock of Hertz Holdings. After giving effect to the initial public offering of the common stock of Hertz Holdings in November 2006 and a secondary offering in June 2007, the Sponsors now own approximately 55% of the common stock of Hertz Holdings. We refer to the acquisition of all of Hertz’s common stock as the “Acquisition.” We refer to the Acquisition, together with related transactions entered into to finance the cash consideration for the Acquisition, to refinance certain of our existing indebtedness and to pay related transaction fees and expenses, as the “Transactions.” The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP financial and other measures utilized in Hertz Holdings’ August 7, 2008 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believe that presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP financial measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires it to maintain a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of June 30, 2008, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate and minority interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2008, the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007, and for 2007, the pro forma post-IPO number of shares outstanding. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. Utilizing the pro forma post-IPO number of shares outstanding in 2007 is important to management and investors because it represents a measure of our earnings per share as if the effects of the initial public offering were applicable to all periods in 2007.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an option revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth

Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and minority interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and short-term investments, if any, and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the Acquisition; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

16. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.